Exhibit 10.32

OMNIBUS TERMINATION AGREEMENT

This Omnibus Termination Agreement (this “Agreement”), is made and entered into this 16th day of November, 2007 (“Effective Date”), by and among Equitable Production Company (“Equitable”), MarkWest Energy Appalachia, L.L.C.  (“MEA”) and MarkWest Hydrocarbon, Inc. (“MHI”) (with MEA and MHI together referred to herein as “MarkWest”). Equitable, MEA and MHI are each sometimes referred to herein, individually, as a “Party”, and, collectively, as the “Parties”.

RECITALS:

WHEREAS, Equitable and MEA, and their affiliates, have rearranged certain aspects of their ongoing natural gas gathering, processing, transportation, fractionation and sales business arrangements related to their facilities in Kentucky, and have entered into new agreements (or amended certain existing agreements) to facilitate those changes, which agreements are listed in Exhibit A to  this Agreement (“New Contracts”);

WHEREAS, under the new business arrangements among the Parties and their affiliates, certain existing agreements between the Parties will be replaced and/or are no longer needed; and

WHEREAS, the New Contracts provide, concurrent with execution thereof, or the new business arrangements between the parties contemplate, for the termination of those certain existing agreements between the Parties and/or their affiliates, as described below:

1)                                      Gas Processing Agreement (Maytown), dated May 28, 1999, as amended by instruments dated March 26, 2002 and September 23, 2004 (as amended, the “Maytown Agreement”);

2)                                      Equipment Lease Agreement, dated May 28, 1999 (“Equipment Lease”);

3)                                      Pipeline Lease Agreement, dated May 28, 1999 (“Pipeline Lease”); and

4)                                      Lease Agreement, dated May 21, 2002 (“Ground Lease”).

5)                                      Guaranty from MHI., to Equitable Production Company, dated March 26, 2002.

(collectively, together with all amendments or supplements thereto, the “Terminated Contracts”);

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree, on behalf of themselves and of their affiliates, as follows:

ARTICLE 2
TERMINATION OF AGREEMENTS

Section 2.1            Termination.    Effective upon the Effective Date, Equitable and MarkWest hereby agree that subject to their execution of the New Contracts and to Section 2.3 below, the Terminated Agreements are hereby terminated and shall, as of the Effective Date, be of no further force or effect.  Each of Equitable and MarkWest waives any applicable termination notice requirements, and shall execute and place such amendments of record as are necessary to effectuate said termination.

Section 2.2            No Cross Default.    Equitable and MarkWest expressly agree that the termination of the Terminated Contracts, including, without limitation, the termination of the Maytown Agreement and Pipeline Lease, shall not act as or be construed as an event of default or cross termination as set forth in any other agreement among Equitable and MarkWest or their affiliates.

Section 2.3            Audit Rights.    The Parties agree that certain limited audit rights with respect to the Terminated Agreements shall survive the termination thereof solely to the extent provided in that certain New Contract captioned as the Settlement and Release Agreement.

ARTICLE 3
TRANSFER OF POSSESSION AND RELEASE

Section 3.1            Transfer of Possession of Maytown Plant and Pipeline.    As of the Effective Date, MarkWest shall transfer possession and control of the Maytown Plant to Equitable Gathering, LLC (“EG”), subject to and in accordance with the terms and conditions of that certain New Contract captioned as the Assignment and Bill of Sale and Assumption Agreement.  As of the Effective Date, MarkWest shall transfer possession and control of the Pipeline to EG, subject to and in accordance with the terms and conditions of that certain New Contract captioned as the Transfer of Operations and Reimbursement Agreement.

Section 3.2            Release.    As of the Effective Date, Equitable and MarkWest shall have addressed, resolved or released each other from all claims by, between, or among the Parties and their affiliates, except as expressly set forth in that certain Settlement and Release Agreement by and among Equitable, EG, MarkWest and MHI, dated November 16, 2007.

ARTICLE 4
MISCELLANEOUS

Section 4.1            Governing Law.    This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Kentucky without regard to choice of law principles. It is agreed that venue regarding any action or proceedings with respect to any claim or dispute arising out of or related to the matters described herein shall lie exclusively in the Federal Court for the Eastern District of Kentucky, or, if the Federal Court does not exercise jurisdiction, in the State Court located in Fayette County, Kentucky.

Section 4.2            Severability.    Upon a determination by a court of competent jurisdiction that any term or other provision of this Agreement is invalid, illegal or incapable of being

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enforced, then (i) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, (ii) the parties shall negotiate in good faith to modify this Agreement to give effect to the original economic and legal intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible and (iii) if the Parties are unable to agree on such modifications to this Agreement and the economic or legal substance of the transactions contemplated by this Agreement is affected in any manner materially adverse to any Party, then this Agreement shall be interpreted to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 4.3            Amendments and Waivers.     No amendment, supplement, waiver or termination of this Agreement shall be binding unless executed in writing by each Party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 4.4            Counterparts.    This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.5            Further AssurancesSection    Each Party hereafter shall take all such further actions and to execute, acknowledge and deliver all such further documents that are reasonably necessary or useful in carrying out the purpose of this Agreement.

(signature page follows)

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IN WITNESS WHEREOF, each Party hereto, intending to be legally bound, has executed this Agreement as its free act and deed on the day first set forth above.

EQUITABLE PRODUCTION COMPANY		MARKWEST ENERGY APPALACHIA, L.L.C.

By:	/s/ JOSEPH O’BRIEN	By:	/s/ FRANK M. SEMPLE
Name:	Joseph O’Brien	Name:	Frank M. Semple
Title:	President	Title:	CEO & President

MARKWEST HYDROCARBON, INC.

By:	/s/ FRANK M. SEMPLE
Name:	Frank M. Semple
Title:	CEO & President

EXHIBIT A

TO THE OMNIBUS TERMINATION AN RELEASE AGREEMENT

New Contracts:

1.                                       Settlement and Release Agreement, by and among Equitable Gathering, LLC (“EG”), Equitable Production Company (“EPC”), MarkWest Energy Appalachia, L.L.C. (“MEA”) and MarkWest Hydrocarbon, Inc. (“MHI”), dated November 16, 2007

2.                                       Transfer of Operations, Assignment and Reimbursement Agreement, by and among EPC, EG and MEA, dated November 16, 2007

3.                                       Closing Agreement, by and among EPC, EG, MEA and MHI, dated November 16, 2007

4.                                       Natural Gas Liquids Transportation, Fractionation and Marketing Agreement, by and between EG and MEA, dated November 16, 2007

5.                                       Natural Gas Liquids Exchange Agreement, by and between EG and MEA, dated November 16, 2007

6.                                       Assignment and Bill of Sale and Assumption Agreement, by and among EPC, EG and MEA, dated November 16, 2007

7.                                       Amendment to Netting, Financial Responsibility and Security Agreement, by and between EPC and MHI, dated September 23, 2004, as amended on November 16, 2007

8.                                       Amendment to Netting, Financial Responsibility and Security Agreement, by and between EPC and MEA, dated September 23, 2004, as amended on November 16, 2007

9.                                       Amendment to Firm Gas Processing Agreement (Dwale), by and between EPC and MHI, dated September 23, 2004, as amended on November 16, 2007

10.                                 Amendment to Firm Gas Processing Agreement (Non-Dwale), by and between EPC and MHI, dated September 23, 2004, as amended on November 16, 2007

11.                                 Amendment to Guaranty, by and between EPC and MarkWest Energy Partners, Inc., dated March 26, 2002, as amended on November 16, 2007